Exhibit 5.1
[Porter Wright Morris & Arthur LLP Letterhead]
April 8, 2011
DSW Inc.
810 DSW Drive
Columbus, Ohio 43219
     Re: Registration Statement on Form S-4
Ladies and Gentlemen:
          We have acted as counsel for DSW Inc., an Ohio corporation (the “Company”), in connection with the proposed issuance by the Company of Class A common shares, without par value (the “Class A Common Shares”), and the Company’s Class B common shares, without par value (the “Class B Common Shares,” and together with the Class A Common Shares, the “Shares”), pursuant to the Agreement and Plan of Merger, dated as of February 8, 2011 (the “Merger Agreement”), among the Company, DSW MS LLC, an Ohio limited liability Company and a wholly owned subsidiary of the Company (“Merger Sub”), and Retail Ventures, Inc., an Ohio corporation.
          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).
          In that connection, we have reviewed originals or copies certified or otherwise identified to our satisfaction of: (i) the Registration Statement on Form S-4 (File No. 333-172631) (the “Registration Statement”) filed with the Securities and Exchange Commission; (ii) the Articles of Incorporation of the Company, as amended to date and currently in effect; (iii) the Code of Regulations of the Company, as amended to date and currently in effect; (iv) the Articles of Organization and Operating Agreement of Merger Sub, as the surviving entity of the merger contemplated by the Merger Agreement, as currently in effect; (v) the Merger Agreement; (vi) certain resolutions of the Board of Directors of the Company relating to the approval of the Merger Agreement and the transaction contemplated thereby, including the issuance of the Class A Common Shares and the Class B Common Shares, and certain related matters; (vii) the written consent of the sole member of Merger Sub relating to the approval of the Merger Agreement and the transaction contemplated thereby; and (viii) such other documents, certificates, corporate records, opinions and other instruments as we have deemed necessary or appropriate for the purposes of this opinion.
          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to any facts material to the opinions hereinafter expressed which we did not independently establish or verify, we have relied, to the extent we deem such reliance proper and without independent investigation, upon certificates, statements and representations of officers and other representatives of the Company and upon certificates of public officials.
          Based upon and subject to the foregoing, it is our opinion that when (i) the Registration Statement becomes effective under the Act, (ii) the merger contemplated by the Merger Agreement is completed in accordance with the Merger Agreement, and (iii) the Shares have been registered in the names of the holders as contemplated by the Merger Agreement, the issuance of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.
          We are opining herein only as to the effect of the federal laws of the United States, the law of the State of Ohio, including the statutory provisions, all applicable provisions of the Ohio constitution and reported judicial decisions interpreting those laws. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinion set forth in this letter is based upon the facts in existence and laws in effect on the date hereof, and we expressly disclaim any obligation to update our opinion herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof. This opinion letter is solely for the benefit of the addressee hereof in connection with the filing of the Registration Statement and may not be used, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent.
          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Porter Wright Morris & Arthur LLP